UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 10, 2014

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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Item 8.01 Other Events.

On December 10, 2014, the Company entered into an Amendment to the Longstreet Property Option Agreement (the “Amendment) with Minquest, Inc. (“Minquest”) governing the Longstreet Property (the “Property”).  The Amendment adjusted: 1) the schedule for required Expenditures (as that term is defined in the Amendment) by the Company on the Property, including reducing the amount of scheduled Expenditures for the year ending January 16, 2016 by six hundred fifty thousand and no/100 dollars ($650,000.00); 2) the schedule for the required cash payments from the Company to Minquest in years subsequent to the year ending January 16, 2016; and 3) the schedule for the granting of options to Minquest to purchase common stock of the Company (the “Options”).  In addition to altering the schedules as set forth above, the overall number of Options to be granted has increased, although the total amount of Expenditures and cash payments has remained the same.

The Amendment is attached hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit

Document

99.1

Amendment to Longstreet Property Option Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

December 11, 2014